SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 3, 1999


                           AAMES FINANCIAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


        DELAWARE                       0-19604                 95-340340
(State or Other Jurisdiction         (Commission            (IRS Employer
   of Incorporation)                 File Number)         Identification No.)



                       350 South Grand Avenue, 52nd Floor
                          Los Angeles, California 90071
                    (Address of Principal Executive Offices)



                                 (323) 210-5000
              (Registrant's Telephone Number, Including Area Code)


                                       NA
          (Former Name or Former Address, if Changed Since Last Report)






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




ITEM 5.     OTHER EVENTS

      Reference is made to the press release of Registrant issued on September 3, 1999 which contains information meeting the requirements of this Item 5 and is incorporated herein by this reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS

      99 Press release issued September 3, 1999.





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




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AAMES FINANCIAL CORPORATION


Dated:  September 10, 1999             By: /s/ BARBARA S. POLSKY
                                          -----------------------------------
                                          Barbara S. Polsky
                                          Executive Vice President,
                                          General Counsel and Secretary






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




                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION OF EXHIBIT
-----------             -----------------------

     99                 Press release issued September 3, 1999

                                   EXHIBIT 99


                                    Contact:    David Sklar
                                                Aames Financial Corporation
                                                (323) 210-5311
                                                      or
                                                Steve Hawkins/Tom Ekman
                                                Sitrick And Company
                                                (310) 788-2850


FOR IMMEDIATE RELEASE

                       AAMES FINANCIAL CORPORATION REPORTS
                                  YEAR-END RESULTS

 PAST FISCAL YEAR DEDICATED TO REPOSITIONING THE COMPANY, ENTERING THE FISCAL
        YEAR WITH STRENGTHENED BALANCE SHEET AND STRONGER CAPITAL BASE

         Completes $400 Million Mortgage Loan Securitization in August

      LOS ANGELES, CALIFORNIA, SEPTEMBER 3, 1999 - AAMES FINANCIAL CORPORATION (NYSE: AAM), a leader in subprime home equity lending, today reported the results from operations for the fiscal year ended June 30, 1999, reporting as expected, a net loss of $(248) million, or $(8.00) per share (diluted) including the effects of a $194 million write down in the second quarter to reflect revaluation of residual assets on its balance sheet. The Company also announced that as part of its new loan disposition strategy, it successfully completed a $400 million mortgage loan securitization in August, which represents its first securitization since the quarter ended September 30, 1998.
      Mani Sadeghi, Aames' Chief Executive Officer, stated, "Last year was a very challenging year for the Company. The specialty finance industry faced extraordinarily difficult operating and capital markets conditions which prompted Aames to take difficult, but necessary, actions to position the Company for long-term growth and profitability.
       "From an operational standpoint we took decisive action to streamline operations, reduce costs and strengthen the balance sheet. As a result, we enter the new fiscal year with a more efficient organizational structure and a strengthened capital base. Most importantly the Company obtained an equity investment commitment from Capital Z Financial Services Fund, II, L.P. ("Capital Z") to invest up to $126.5 million in the Company, of which $101.5 million has already been received. This equity investment paved the way to recapitalizing theCompany and making necessary adjustments to our balance sheet.

      "In addition to the operational actions taken, management adjusted the assumptions used to value its residual assets during the second fiscal quarter ended December 31, 1998, reflecting negative market conditions, as well as new FASB guidelines, recording a $194 million write down on these assets.
      "Finally, the results for the year include a prolonged period during which the Company was effectively precluded from its traditional financing source, the asset backed securities market. From September, 1998 through the end of the past fiscal year, the Company relied on whole loan sales. Gains recorded from whole loan sales are generally lower than the gains recorded for securitizations.
      "Our goal going forward is to focus origination activities in our core franchises while implementing a balanced funding strategy using securitization and whole loan sales. The successful completion last month of our first securitization in three quarters represents a significant step in that direction," Sadeghi added.

                                FINANCIAL RESULTS
      The Company reported a net loss of $(248) million, or $(8.00) per share (diluted), for the fiscal year ended June 30, 1999, compared to net income of $28 million, or $0.87 per share (diluted), for the fiscal year ended June 30, 1998. Total revenue for the year, including the effects of the $194 million write down in the second quarter, was ($16.2 million), as compared to $266 million in fiscal 1998. The write down of residual assets was caused in part by negative market conditions which adversely affected the prepayment, loss and discount rate assumptions historically applied by the Company in estimating the value of its residual assets. The Company also changed to the "cash-out" method from the "cash-in" method for the treatment of credit enhancements relating to securitizations in accordance with new FASB guidelines. While the total amount of the revenue recognized over the term of the securitization is the same under either method, the cash-out method results in lower initial gains and higher subsequent loan service revenues. Revenue for the year excluding the write-down was $170 million, down 36% from 1998, reflecting the Company's reliance on whole-loan sales for cash during the last three fiscal quarters of 1999. The decrease in total revenue also reflects the lower gains on sale resulting from the $13.5 million hedge losses on the Company's $650 million securitization closed in the quarter ended September 30, 1998.
       The Company sold $1.89 billion of loans in the fiscal year ended June 30, 1999, compared to $2.45 billion in the prior year. Of the total amount of loans sold during the year, $650 million were sold in securitizations and $1.24 billion in whole loan sales for cash, compared to $2.03 billion in securitizations and $416 million in whole loan sales in the prior year. The Company did not complete a securitization during the quarters ended December 31, 1998, March 31, 1999, and June 30, 1999. In August 1999, the Company completed a securitization of $400 million of mortgage loans. A significant amount of the loans sold in the August securitization were comprised of loans held for sale as of June 30, 1999.
      Total loan production for the year in the Company's core retail and broker production channels increased by $215 million over 1998's totals. Neil Kornswiet, Aames President, noted, "Loan production growth was hindered by the Company's restricted warehouse capacity during the middle part of the year. Our retail production increased from $636 million in 1998 to $770 million in 1999. The Company's decentralized retail network, which commenced operations in March 1998 contributed to this growth. Broker production increased from $1.1 billion in

1998 to $1.2 billion in 1999. Correspondent production decreased from $646 million in 1998 to $241 million in 1999 reflecting our decision to eliminate bulk purchases because such loans have performed more poorly than loans originated from our core operations and because we have considered the asking prices for these loans to be unattractive."
      Compensation expense for the fiscal year ended June 30, 1999, decreased 15.5% to $80.2 million, due primarily to personal reductions on a Company-wide basis. General and administrative costs increased $19.9 million, reflecting increased operating costs resulting from expansion of the company's branch network (some of which was later cut back) and a number of non-recurring increases in legal and other professional costs related primarily to the negotiation and closing of the Company's equity and debt agreements.
      The Company also recorded a one-time, nonrecurring charge of $37 million during the year related to servicing advances which are recorded as accounts receivable on the Company's balance sheet. The charge relates to payments made by the Company to the securitization trusts for which it acts as servicer, in accordance with its obligation to advance or loan to the trusts the delinquent interest. The Company, as servicer, is entitled to recover these advances from regular monthly cash flows into the trusts. During the year, the Company determined that a portion of these advances were not recoverable from the trusts' monthly cash flows and as a result, accounts receivable were written down by $37 million.
      During 1999, the Company began to explore ways to reduce the cash burden of its servicing advance obligations. During April, the Company entered into a sub-servicing arrangement with a third-party servicer with respect to $388 million of loans. The third party servicer also agreed to make future advances on those loans. In June 1999, the Company entered into an arrangement with an investment bank to purchase outstanding advances against substantially all the Company's pre-1999 securitization trusts and make a significant portion of future servicing advances on those trusts.
      Aames Financial Corporation is a leading home equity lender, and currently operates 101 branches serving borrowers in 37 states, plus the District of Columbia. Its broker division operates 35 offices serving 28 states.

SAFE HARBOR STATEMENT:
FROM TIME TO TIME THE COMPANY MAY PUBLISH FORWARD-LOOKING STATEMENTS RELATING TO SUCH MATTERS AS ANTICIPATED FINANCIAL PERFORMANCE, BUSINESS PROSPECTS AND SIMILAR MATTERS. THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS. IN ORDER TO COMPLY WITH THE TERMS OF THE SAFE HARBOR, THE COMPANY NOTES THAT A VARIETY OF FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS AND EXPERIENCE TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE AND RESULTS OF THE COMPANY'S BUSINESS INCLUDE THE
FOLLOWING: NEGATIVE CASH FLOWS AND CAPITAL NEEDS; DELINQUENCIES AND LOSSES IN SECURITIZATION TRUSTS; NEGATIVE IMPACT ON CASH FLOW, RIGHT TO TERMINATE MORTGAGE SERVICING; CHANGES IN INTEREST RATE ENVIRONMENT; YEAR 2000 COMPLIANCE AND TECHNOLOGICAL ENHANCEMENT; PREPAYMENT RISK; BASIS RISK; CREDIT RISK; RISK OF ADVERSE CHANGES IN THE SECONDARY MARKET FOR MORTGAGE LOANS; DEPENDENCE ON FUNDING SOURCES; DEPENDENCE ON BROKER NETWORK; RISKS INVOLVED IN COMMERCIAL MORTGAGE LENDING; STRATEGIC ALTERNATIVES; COMPETITION; CONCENTRATION OF OPERATIONS IN CALIFORNIA; TIMING OF LOAN SALES; ECONOMIC CONDITIONS; CONTINGENT RISKS; AND GOVERNMENT REGULATION. FOR A MORE COMPLETE DISCUSSION OF THESE RISKS AND UNCERTAINTIES, SEE "ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- RISK FACTORS" IN THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999.

                          AAMES FINANCIAL CORPORATION
                         QUARTERLY FINANCIAL STATISTICS


                                                                      THREE MONTHS                   TWELVE MONTHS
                                                                          JUNE                            JUNE
                                                             ----------------------------   ----------------------------------
                                                                  1999           1998              1999              1998

ORIGINATION VOLUME
           BROKER NETWORK (1)                                 315,422,000    329,776,000       1,182,135,000    1,101,154,000
           RETAIL                                             136,076,000    178,803,000         638,686,000      634,659,000
           RETAIL DIRECT                                       51,777,000      1,477,000         131,340,000        1,477,000
           CORRESPONDENT'                                      13,337,000    163,884,000         241,475,000      646,348,000
                                                             ----------------------------   ----------------------------------
           TOTAL                                              516,612,000    673,940,000       2,193,636,000    2,383,638,000
                                                             ============================   ==================================

RETAIL WTD AVG. COMMISSION RATE                                      4.83%          4.12%               4.10%            4.28%


SERVICING PORTFOLIO  (2) (3)                                                                   3,841,290,000    4,147,100,000


PORTFOLIO SERVICED IN-HOUSE                                                                    3,428,291,000    3,941,100,000


LOAN SALES:
           WHOLE LOANS SOLD                                   295,012,000    305,000,000       1,236,050,000      416,390,000
           SECURITIZATIONS                                              -    299,985,000         649,999,000    2,034,300,000
           TOTAL                                              295,012,000    604,985,000       1,886,049,000    2,450,690,000

           SERVICING SPREAD ON SECURITIZATIONS                          -           4.12%               3.61%            4.28%

COMPONENTS OF REVENUE (4)

GAIN ON SALE OF LOANS                                           8,190,000     35,884,000          44,855,000      120,828,000
VALUATION (WRITE-DOWN) OF INTEREST-ONLY STRIPS                          -      5,682,000        (186,451,000)      19,495,000
COMMISSIONS
           RETAIL                                               4,343,000      6,529,000          26,437,000       24,893,000
           BROKER NETWORK                                       1,906,000        (66,000)          5,146,000          677,000
           OTHER                                                   34,000        670,000           1,451,000        2,094,000
LOAN SERVICE
           SERVICING SPREAD                                    13,125,000      7,827,000          27,798,000       32,392,000
           PREPAYMENT FEES                                      3,409,000      3,514,000          13,772,000       11,761,000
           LATE CHARGES AND OTHER SERVICING FEES                  856,000      2,209,000           8,330,000        7,489,000
INTEREST INCOME AND FEES
           CLOSING                                                 26,000        714,000           1,325,000        2,668,000
           APPRAISAL                                              583,000        778,000           2,822,000        2,617,000
           UNDERWRITING                                           559,000        263,000           1,839,000        1,085,000
           INTEREST INCOME                                     10,492,000      8,239,000          35,853,000       40,110,000
           OTHER                                                  172,000       (132,000)            670,000          380,000

                                                             -----------------------------------------------------------------
           TOTAL REVENUE INCLUDING WRITE-DOWN                  43,695,000     72,111,000         (16,153,000)     266,489,000
                                                             =================================================================

1    Includes commercial loans

2    Includes loan serviced on an interim basis.

3 Loans serviced as of June 30, 1999 include $84.0M serviced on an interim basis.

4    Revenues for the three months ended June 30, 1998 have been restated.

               AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEET




                                                                             JUNE 30, 1999      JUNE 30,1998
                                                                        --------------------- -----------------


                                  ASSETS

    Cash and cash equivalents                                           $         20,764,000        12,322,000
    Loans held for sale, at lower of cost or market                              559,869,000       198,202,000
    Accounts receivable                                                           56,964,000        51,072,000
    Interest-only strips, at estimated fair market value                         332,327,000       490,542,000
    Mortgage servicing rights, net                                                20,928,000        32,090,000
    Equipment and improvements, net                                               13,495,000        13,939,000
    Prepaid and other                                                             15,013,000        17,020,000
    Income tax refund receivable                                                   1,737,000                 -
                                                                        --------------------- -----------------
          Total assets                                                  $      1,021,097,000       815,187,000
                                                                        ===================== =================


                   LIABILITIES AND STOCKHOLDERS' EQUITY


    Borrowings                                                          $        281,220,000       286,990,000
    Revolving warehouse and repurchase facilities                                535,997,000       141,012,000
    Accounts payable and accrued expenses                                         50,505,000        49,964,000
    Income taxes payable                                                           7,819,000        33,170,000
                                                                        --------------------- -----------------
          Total liabilities                                                      875,541,000       511,136,000
                                                                        --------------------- -----------------



    Stockholders' equity:
    Series A Preferred Stock, par value $.001 per share;
       500,000 shares authorized; none outstanding                                         -                 -
    Series B Convertible Preferred Stock, par value $.001 per share,
        100,000 shares authorized ; 26,704 and -0-  shares outstanding            26,704,000                 -
    Series C Convertible Preferred Stock, par value $.001per share;
        100,000 shares authorized; 75,046 and -0- shares outstanding
        (includes 25,000 shares issued August 3, 1999)                            65,475,000                 -
    Common Stock, par value $.001 per share 50,000,000 shares
        authorized; 31,016,964 and 30,962,578 shares outstanding                      31,000            31,000
    Additional paid-in capital                                                   250,116,000       249,851,000
    Retained earnings(deficit)                                                  (196,770,000)       54,169,000
                                                                        --------------------- -----------------
          Total stockholders' equity                                             145,556,000       304,051,000
                                                                        --------------------- -----------------
          Total liabilities and stockholders' equity                    $      1,021,097,000       815,187,000
                                                                        ===================== =================


                  AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    (Audited)


                                                        THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                 --------------------------------- ------------------------------

                                                      JUNE 30,        JUNE 30,        JUNE 30,       JUNE 30,
                                                        1999            1998            1999           1998
                                                 ----------------- --------------- --------------- --------------
                                                                     (Restated)

   Revenue:
      Gain on sale of loans                      $      8,190,000      35,884,000      44,855,000    120,828,000
      Valuation (write-down) of interest-only
        strips                                                  -       5,682,000    (186,451,000)    19,495,000
      Commissions                                       6,283,000       7,133,000      33,034,000     27,664,000
      Loan service                                     17,390,000      13,550,000      49,900,000     51,642,000
      Interest income and fees                         11,832,000       9,862,000      42,509,000     46,860,000
                                                 ----------------- --------------- --------------- --------------
         Total revenue including write-down            43,695,000      72,111,000     (16,153,000)   266,489,000
                                                 ----------------- --------------- --------------- --------------

   Expenses:
      Compensation                                     14,707,000      24,152,000      80,167,000     94,820,000
      Production                                        9,182,000      11,565,000      40,061,000     34,195,000
      General and administrative                       22,163,000      12,764,000      60,635,000     40,686,000
      Interest                                         12,330,000      11,361,000      44,089,000     43,982,000
      Nonrecurring charges                                      -               -      37,044,000              -
                                                 ----------------- --------------- --------------- --------------
          Total expenses                               58,382,000      59,842,000     261,996,000    213,683,000
                                                 ----------------- --------------- --------------- --------------

   Income (loss) before income taxes                  (14,687,000)     12,269,000    (278,149,000)    52,806,000
   Provision(benefit) for income taxes                   (600,000)      5,827,000     (30,182,000)    25,243,000
                                                 ----------------- --------------- --------------- --------------
   Net income (loss)                             $    (14,087,000)      6,442,000    (247,967,000)    27,563,000
                                                 ================= =============== =============== ==============

   Net income(loss) per share:
   Basic                                         $          (0.46)           0.21           (8.00)          0.97
   Diluted                                                  (0.46)           0.20           (8.00)          0.87
   Dividends per share                                          -            0.03            0.03           0.13

   Weighted average number of shares outstanding:
   Basic                                               31,007,000      30,253,000      31,000,000     28,548,000
                                                    ============== =============== =============== ==============
    Diluted                                            31,007,000      37,233,000      31,000,000     35,749,000
                                                    ============== =============== =============== ==============